Exhibit 32.2

SECURED INVESTMENT RESOURCES FUND, L.P. II

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Secured Investment Resources Fund, L.P. II (the “Partnership”) on Form 10-QSB for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Wilkinson, Vice President and Principal Financial Officer of the Partnership, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of September 30, 2007 (the last date of the period covered by the Report).

SECURED INVESTMENT RESOURCES FUND, L.P. II

By: Millenium Management, LLC

General Partner

By: /s/ Peter Wilkinson

Peter Wilkinson

Vice President and

Chief Financial Officer

Date: November 6, 2007